THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of the 10th day of September, 2007, by and among NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P., a Delaware limited partnership (the “Borrower”), and the parties from time to time executing this agreement as Subsidiary Guarantors (such parties are hereinafter referred to collectively as the “Subsidiary Guarantors”; the Borrower and the Subsidiary Guarantors are sometimes hereinafter referred to individually as a “Contributing Party” and collective as the “Contributing Parties”).

WHEREAS, pursuant to that certain Loan Agreement dated as of September 10, 2007, among Borrower, the Banks thereto and LaSalle Bank National Association, as Agent (such agreement, as the same may have been or may from time to time be amended, modified, restated or extended, being hereinafter referred to as the “Loan Agreement”), the Banks have agreed to extend financial accommodations to the Borrower;

WHEREAS, as a condition to the execution of the Loan Agreement, the Banks have required that Subsidiary Guarantors execute and deliver a Joinder Agreement whereby Subsidiary Guarantors have become a “Guarantor” under a certain Guaranty, dated of September 10, 2007 (such agreement, as the same may have been or may from time to time be amended, modified, restated or extended, being hereinafter referred to as the “Guaranty”);

WHEREAS, pursuant to the Guaranty, the Subsidiary Guarantors have jointly and severally agreed to guarantee the obligations described in the Guaranty (the “Guaranteed Obligations”);

WHEREAS, either (i) Borrower is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Subsidiary Guarantor, or (ii) each Subsidiary Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in Borrower;

WHEREAS, the Borrower and each of the Subsidiary Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interest to obtain financing from the Agent and the Banks through their collective efforts; and

WHEREAS, Borrower and Subsidiary Guarantors will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Loan Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Borrower to enter into the Loan Agreement and the Subsidiary Guarantors to enter into the Guaranty, it is agreed as follows:

1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

2. Contribution.

(a) To the extent that a Contributing Party shall, under the Guaranty, make a payment (a “Guarantor Payment”) of a portion of the Guarantor Obligations, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, the other Contributing Parties in an amount equal to the amount derived by subtracting from any such Guarantor Payment the “Allocable Amount” (as defined herein) of such Contributing Party; provided, however, that no Contributing Party shall be liable hereunder for contribution, indemnification, subrogation or reimbursement with respect to any Guarantor Payment for any amounts in excess of the “Allocable Amount” (as defined herein) for such Contributing Party.

(b) As of any date of determination, the “Allocable Amount” of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Guarantor Payment without (i) rendering such Contributing Party “insolvent” within the meaning of Section 101(32) of the Federal Bankruptcy Code (the “Bankruptcy Code”) or Section 2 of either the Uniform Fraudulent Transfer Act (the “UFTA”) or the Uniform Fraudulent Conveyance Act (the “UFCA”) or the fraudulent conveyance and transfer laws of the State of Illinois or such other jurisdiction whose laws shall be determined to apply to the transactions contemplated by this Agreement (the “Applicable State Fraudulent Conveyance Laws”), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA or the Applicable State Fraudulent Conveyance Laws, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA or the Applicable State Fraudulent Conveyance Laws.

(c) The Contributing Parties acknowledge and agree that their rights hereunder are and shall remain subordinate to the rights of the Agent and the Banks under the Loan Agreement and all other Loan Documents to receive payment in full of the Obligations.

3. No Impairment. This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall reduce or impair the obligations of the Subsidiary Guarantors to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of Subsidiary Guarantors to which such contribution and indemnification is owing.

4. Effectiveness. This Agreement shall become effective upon its execution by each of the parties hereto and shall continue in full force and effect and may not be amended, terminated or otherwise revoked by any Contributing Party until all of the Guarantor Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Loan Agreement and financing arrangements evidenced and governed by the Loan Agreement shall have been terminated, except as to any Subsidiary Guarantor upon its release from the Guaranty under the terms of the Loan Agreement or as approved by all of the Banks.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to the conflict of laws rules of any jurisdiction).

6. Third Party Beneficiary. The Contributing Parties agree that Agent has a valid interest in the terms of this Agreement pursuant to the Loan Agreement, the Guaranty and the Indemnity Agreement. The Contributing Parties further agree that until all obligations of the Contributing Parties under the Loan Agreement, the Guaranty and the Indemnity Agreement are fully performed and the obligations of the Banks to extend Loans and issue Letters of Credit has terminated, Agent shall be an express third party beneficiary of this Agreement with the right to enforce the terms and provisions hereof.

7. Counterparts. This Agreement and any amendment hereof may be executed in several counterparts by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving the Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

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IN WITNESS WHEREOF, each party has executed and delivered this Agreement, under seal, as of the date first above written.

BORROWER:

NNN HEALTHCARE/OFFICE
REIT HOLDINGS, L.P.,
a Delaware limited partnership

By: NNN Healthcare/Office REIT, Inc.,

a Maryland corporation,
its sole general Partner

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice President

SUBSIDIARY GUARANTORS:

NNN HEALTHCARE/OFFICE REIT QUEST DIAGNOSTICS, LLC, a Delaware limited liability company
By: NNN Healthcare/Office REIT Holdings, L.P., a Delaware limited partnership, its sole member
By: NNN Healthcare/Office REIT, Inc., a Maryland corporation, its
General Partner
By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice President

NNN HEALTHCARE/OFFICE REIT TRIUMPH, LLC, a Delaware limited liability company By: NNN Healthcare/Office REIT Holdings, L.P., a Delaware limited partnership, its sole member By: NNN Healthcare/Office REIT, Inc., a Maryland corporation, its General Partner By: /s/ Andrea R. Biller Name: Andrea R. Biller Title: Executive Vice President NNN HEALTHCARE/OFFICE REIT TRIUMPH, LLC, a Delaware limited liability company

By: NNN Healthcare/Office REIT Holdings, L.P., a Delaware limited partnership, its sole member
By: NNN Healthcare/Office REIT, Inc., a Maryland corporation, its
General Partner
By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice President